                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C.  20549

                                       FORM 8-K

                                    CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  September 30, 1997



                             INVISION TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)



    0-28236                                              94-3123544
(Commission File No.)                         (IRS Employer Identification No.)



                                 3420 E. THIRD AVENUE
                            FOSTER CITY, CALIFORNIA  94404
                (Address of principal executive offices and zip code)



          Registrant's telephone number, including area code: (510) 739-2400




                            ------------------------------

    THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE ACQUISITION BY INVISION TECHNOLOGIES, INC., A DELAWARE CORPORATION ("INVISION"), OF QUANTUM MAGNETICS, INC., A CALIFORNIA CORPORATION ("QUANTUM"), INCLUDING: RISKS RELATING TO THE POSSIBILITY THAT INTEGRATION OF THE OPERATIONS, TECHNOLOGIES, PRODUCTS AND EMPLOYEES OF INVISION AND QUANTUM MIGHT NOT OCCUR AS ANTICIPATED; THAT THE SYNERGIES EXPECTED TO RESULT FROM THE MERGER DESCRIBED BELOW MIGHT NOT OCCUR AS ANTICIPATED; AND THAT MANAGEMENT'S ATTENTION MIGHT BE DIVERTED FROM DAY-TO-DAY BUSINESS ACTIVITIES. ACTUAL RESULTS AND DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN THIS CURRENT REPORT. FOR MORE INFORMATION ABOUT INVISION AND RISKS RELATING TO INVESTING IN INVISION, REFER TO INVISION'S MOST RECENT REPORTS ON FORM 10-K AND FORM 10-Q.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On September 30, 1997, InVision acquired Quantum by the merger (the "Merger") of QP Acquisition Corp., a California corporation and wholly-owned subsidiary of InVision ("Merger Sub") with and into Quantum, with Quantum surviving the merger. Following the merger Merger Sub ceased to exist and Quantum became a wholly-owned subsidiary of InVision. The acquisition was accomplished pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 3, 1997, among InVision, Merger Sub and Quantum (the "Reorganization Agreement"). In connection with the Merger, InVision issued shares of its Common Stock in exchange for the shares of Quantum capital stock outstanding on September 30, 1997, and will issue additional shares of its Common Stock upon exercise of Quantum employee stock options assumed by InVision in the Merger. The total number of shares of InVision Common Stock issued or to be issued, collectively, in connection with the Merger will not exceed 777,000 shares. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code and is expected to be accounted for as a pooling of interests.

    InVision, concurrently with the execution of the Reorganization Agreement, entered into Voting Agreements with certain directors and officers of Quantum and their affiliates, who in the aggregate held approximately 38.9% of the outstanding shares of Quantum capital stock. Pursuant to the Voting Agreements, such directors and officers agreed, among other things, to vote their shares in favor of the Merger. Dr. Sergio Magistri, a director of Quantum, is also a director and the President and Chief Executive Officer of InVision.

    Quantum Magnetics, Inc. ("Quantum") was founded in 1987 to develop and commercialize patented and proprietary technology for inspection, detection and analysis of explosives and other materials based on quadrupole resonance ("QR") technology, a form of magnetic resonance. Its products, in the prototype stage, include devices to inspect checked and carry-on luggage and cargo at airports and customs facilities, a small scanner to detect explosives and illegal drugs in mail and other small packages, and an advanced security system for the detection of liquid explosives and flammables in sealed glass or plastic containers.

    A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.3 and incorporated by reference herein.


                                          2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

    The Financial Statements required by this item are submitted in a separate section beginning on page F-1 of this Current Report on Form 8-K and are incorporated by reference herein:


                                                                         PAGE

    Report of Independent Accountants. . . . . . . . . . . . . . . . . . .F-1

    Consolidated Balance Sheets as of September 30, 1995 and 1996,
    and June 30, 1997 (unaudited). . . . . . . . . . . . . . . . . . . . .F-2

    Consolidated Statements of Operations for the Years Ended
    September 30, 1995 and 1996, and the  Nine Months Ended
    June 30, 1996 and 1997 (unaudited) . . . . . . . . . . . . . . . . . .F-3

    Consolidated Statements of Cash Flows for the Years Ended
    September 30, 1995 and 1996, and the Nine Months Ended
    June 30, 1996 and 1997 (unaudited) . . . . . . . . . . . . . . . . . .F-4

    Consolidated Statement of Shareholders' Deficit for the
    Years Ended September 30, 1995 and 1996 and the Nine Months
    Ended June 30, 1997 (unaudited). . . . . . . . . . . . . . . . . . . .F-5

    Notes to Consolidated Financial Statements . . . . . . . . . . . . . .F-6


    (b)  PRO FORMA FINANCIAL INFORMATION.

    The following unaudited combined condensed financial statements give effect to the combination of InVision and Quantum on a pooling of interests basis. The pro forma combined condensed balance sheet assumes the Merger took place on June 30, 1997 and combines InVision's unaudited consolidated balance sheet at that date with the unaudited consolidated balance sheet of Quantum at June 30, 1997. The pro forma combined condensed statements of operations assume that the Merger took place as of the beginning of each of the periods presented and combine InVision's audited consolidated statements of operations for each of the three years in the period ended December 31, 1996 with Quantum's unaudited consolidated statement of operations for the year ended September 30, 1994 and Quantum's audited consolidated statements of operations for the years ended September 30, 1995 and 1996. The pro forma combined condensed statements of operations also combine InVision's unaudited consolidated statements of operations for the six months ended June 30, 1996 and 1997 with the


                                          3.

unaudited consolidated statements of operations of Quantum for the six months ended June 30, 1996 and 1997, respectively. Accordingly, the pro forma combined condensed statements of operations do not include a $440,000 loss for the three month period ended December 31, 1996 which has been reflected as a charge to retained earnings to arrive at the June 30, 1997 retained earnings of Quantum.

    The pro forma combined condensed statements of operations are not necessarily indicative of the operating results which would have been achieved had the Merger been consummated as of the beginning of such periods and should not be construed as representative of future operations.

    These pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the notes thereto of Quantum which are incorporated by reference herein and attached hereto as pages F-1 to F-19, and with historical financial statements and the notes thereto of InVision which are included in InVision's Registration Statement on Form S-4, as filed on September 10, 1997.


                                          4.

                                 INVISION AND QUANTUM

                      PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                    (IN THOUSANDS)
                                     (UNAUDITED)


                                                        InVision       Quantum
                                                        June 30,       June 30,                       Pro Forma
                                                          1997           1997         Adjustments      Combined
                                                        --------       --------      ------------     ----------

                                                                 ASSETS
Current Assets
  Cash, cash equivalents and short term
  investments                                           $ 21,836        $    659      $  872(5)(6)    $ 23,367
  Restricted Cash                                            112               -           -               112
  Accounts Receivable                                      7,237           1,033           -             8,270
  Inventories                                              8,324              70           -             8,394
  Prepaid expenses                                         1,755               -           -             1,755
                                                        --------        --------      ------          --------
      Total current assets                                39,264           1,762         872            41,898

Long term restricted cash                                    800               -           -               800
Property and equipment, net                                4,087             307           -             4,394
Other assets                                               1,232             327      (1,200)(3)(6)        359
                                                        --------        --------      ------          --------
                                                        $ 45,383        $  2,396      $ (328)         $ 47,451
                                                        --------        --------      ------          --------
                                                        --------        --------      ------          --------


                                          LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
                                                  STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued liabilities              $  7,864        $   670       $  700(4)       $ 9,234
  Short-term debt                                          2,200            727        2,927
  Deferred revenue                                         2,407            307            -            2,714
Current maturities of obligations under capital
leases                                                        32             48            -               80
                                                        --------        -------       ------          -------
      Total current liabilities                           12,503          1,752          700           14,955
                                                        --------        -------       ------          -------

Long-term debt obligations including capital
leases                                                       154            222            -              376
                                                        --------        -------       ------          -------

Mandatorily redeemable convertible preferred
stock                                                          -          4,522       (4,522)(1)            -
                                                        --------        -------       ------          -------

Stockholders' equity(deficit):
  Convertible preferred stock                                  -            533         (533)(1)             -
  Common stock                                                11          1,031       (1,030)(1)            12
  Additional paid-in capital                              50,176              -        6,147(1)(3)(5)   56,323
  Deferred stock compensation expense                       (178)          (233)           -              (411)
  Accumulated deficit                                    (17,283)        (5,431)      (1,090)(4)(6)    (23,804)
                                                        --------        -------       ------          --------
      Total stockholders' equity (deficit)                32,726         (4,100)       3,494            32,120
                                                        --------        -------       ------          --------
                                                        $ 45,383        $ 2,396      $  (328)         $ 47,451
                                                        --------        -------       ------          --------
                                                        --------        -------       ------          --------


     See accompanying notes to pro forma combined condensed financial statements


                                          5.

                                 INVISION AND QUANTUM

                             PRO FORMA COMBINED CONDENSED
                               STATEMENTS OF OPERATION

                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)


                                                                                                        Six Months Ended
                                                                Year Ended December 31,                     June 30,
                                                       ---------------------------------------      ------------------------
                                                         1994            1995           1996           1996           1997
                                                       ---------      ---------      ---------      ---------      ---------

Revenues                                               $       -       $  9,066       $ 15,841       $  7,477       $ 22,785
Cost of revenues                                               -          6,777          9,736          4,641         11,401
                                                       ---------       --------       --------       --------       --------
Gross Profit                                                   -          2,639          6,105          2,836         11,384
                                                       ---------       --------       --------       --------       --------

Operating expenses:
  Research and development                                 1,141          2,159          3,246          1,995          3,798
  Sales and marketing                                        736          2,190          3,800          1,558          2,822
  General and administrative                               1,490          2,177          3,884          1,767          2,830
                                                       ---------       --------       --------       --------       --------
      Total operating expenses                             3,367          6,426         10,930          5,320          9,450
                                                       ---------       --------       --------       --------       --------
Income (loss) from operations                             (3,367)        (4,137)        (4,825)        (2,212)         2,196

Interest expense (including related party interest)         (426)          (464)        (1,732)        (1,558)          (284)
Other income, net                                              7             34            172             59            183
                                                       ---------       --------       --------       --------       --------

Income (loss) before provision for income taxes           (3,786)        (4,567)        (6,385)        (3,711)         2,095
Provision for income taxes                                     -              -              -              -            474
                                                       ---------       --------       --------       --------       --------
Net income (loss)                                      $  (3,786)      $ (4,567)      $ (6,385)      $ (3,711)      $  1,621
                                                       ---------       --------       --------       --------       --------
                                                       ---------       --------       --------       --------       --------
Net income (loss) per share (Note 7)                                   $  (0.62)      $  (0.72)        $(0.45)         $0.14
                                                                       --------       --------       --------       --------
                                                                       --------       --------       --------       --------
Shares used in per share calculations
(Note 7)                                                                  7,418          8,918          8,275         11,701
                                                                       --------       --------       --------       --------
                                                                       --------       --------       --------       --------


     See accompanying notes to pro forma combined condensed financial statements


                                          6.

                                 INVISION AND QUANTUM
                   NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                                 FINANCIAL STATEMENTS

                                     (UNAUDITED)

1. The pro forma combined condensed financial statements reflect the issuance of up to 777,000 shares of InVision Common Stock for an aggregate of up to 9,284,705 shares of Quantum Common Stock and Common Stock Equivalents on an as converted basis (based on shares of Quantum Common Stock and Common Stock Equivalents outstanding as of July 31, 1997) in connection with the Merger based on (i) the exercise of warrants to purchase 154,088 and 632,076 shares of Quantum Series A and Series C Stock, respectively, at exercise prices of $1.50 and $0.50 per share, respectively; (ii) the conversion of 1,091,328 shares of Quantum Series D Stock into shares of Quantum Common Stock which occurred prior to consummation of the Merger;
    (iii) the distribution of 184,133, 35,969 and 153,423 shares of InVision Common Stock to holders of Quantum Series A, Series B and Series C Stock, respectively, in satisfaction of their liquidation preferences in the amounts of $1.50, $0.75 and $1.00, respectively, based on the designated InVision Stock price as calculated in accordance with the Reorganization Agreement of $14.83241 per share; (iv) the distribution of the remaining 407,360 shares of InVision Common Stock equally among (A) the holders of Quantum Series A and Series C Stock based on the number of shares of Quantum Common Stock into which the respective series of Quantum Preferred Stock convert (using a conversion ratio of 1:1.228 for the Quantum Series A Stock and 1:1 for Quantum Series C Stock) and (B) the holders of Quantum Common Stock and Common Stock options outstanding on the date of consummation of the Merger. However, no InVision Common Stock will be issued to Quantum Stock option holders until such options are exercised.

2. Except as discussed in items 3 and 4 below, on a combined basis, there were no material transactions between InVision and Quantum during any period presented.

3. In April 1997, InVision purchased 1,091,328 shares of Quantum Series D Stock for $1,200,000. Quantum used the proceeds from the sale of the Series D Preferred Stock to repay certain accrued liabilities and short term debt.

4. The combined company incurred charges to operations of approximately $700,000 in the quarter ended September 30, 1997 for transaction fees and costs incident to the Merger. This estimated charge is reflected in the pro forma combined condensed balance sheet as an increase in the accumulated deficit and an increase to accrued liabilities as if it had been incurred in the period ended June 30, 1997. The estimated charge is not reflected in the pro forma combined statement of operations data because the costs are of a non-recurring nature.

5. Assumes the exercise of Series A and Series C Preferred Stock warrants to purchase 154,088 and 632,076 shares of Quantum Series A and Series C Preferred Stock, respectively, which occurred prior to the consummation of the Merger generating net proceeds from such exercise of $547,000, as if such exercise had occurred on June 30, 1997.

6. Assumes the conversion to common stock and subsequent sale by InVision in July 1997 of 650,000 shares of Series D Preferred Stock generating net proceeds of $325,000 and a net loss on sale of $390,000, reflected as an increase in the accumulated deficit, as if such sale had occurred on June 30, 1997. The loss is not reflected in the pro forma combined statement of operations data.

7. Research and development expenses in the pro forma combined condensed statement of operations are reflected net of reimbursements and fees received under research contracts, primarily with U.S. government agencies. In 1994, such reimbursements and fees exceeded actual costs incurred on a combined basis.

8. See Notes to Consolidated Financial Statements of InVision and Quantum for explanations of the methods used to determine the number of shares used to compute income (loss) per share. Historical net loss per share amounts have not been presented in 1994 because such amounts are not deemed meaningful due to the significant changes in InVision's capital structure that occurred in connection with InVision's initial public offering.


                                          7.

    (c)  Exhibits.

Exhibit No.   Description

2.1* Agreement and Plan of Merger and Reorganization dated as of September 3, 1997, among InVision Technologies, Inc., a Delaware corporation, QP Acquisition Corp., a California corporation, and Quantum Magnetics, Inc., a California corporation.

2.2** Form of Agreement of Merger between Quantum Magnetics, Inc. and QP Acquisition Corp.

2.3** Form of Escrow Agreement between the Registrant, Quantum Magnetics, Inc., Randall R. Lunn and the Escrow Agent.

4.1           Reference is made to Exhibits 2.1, 2.2 and 2.3.

23.1          Consent of Price Waterhouse LLP.

99.1* Form of Voting Agreement dated as of September 3, 1997, by and between InVision Technologies, Inc., a Delaware corporation, and each of Techno Venture Management, TVM Techno Venture Enterprises No. II Limited Partnership, TVM Intertech Limited Partnership, TVM Eurotech Limited Partnership, TVM Zweite Beteilgung-US Limited Partnership, TVM Techno Venture Investors No. I Limited Partnership, Lowell Burnett, Randall Lunn, John Downing, Dale Sheets and Andrew Hibbs.

99.2*         Press release announcing the execution of the Reorganization
              Agreement.

99.3          Press release announcing the consummation of the Merger.

*        Previously filed with InVision's Current Report on Form 8-K (File No.
         0-28236) dated September 3, 1997 and filed September 10, 1997.

** Previously filed with InVision's Registration Statement on Form S-4 (Registration No. 333-35341) filed September 10, 1997.


                                          8.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  INVISION TECHNOLOGIES, INC.



Dated:  October 7, 1997           By: /s/ Sergio Magistri
                                     ---------------------------------------
                                       Sergio Magistri
                                       President and Chief Executive Officer

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of InVision Technologies, Inc.


    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of shareholders' deficit present fairly, in all material respects, the financial position of Quantum Magnetics, Inc. and its subsidiary at September 30, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows, and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICE WATERHOUSE LLP
San Jose, California
August 22, 1997, except as to Note 15
(Merger Agreement), which is as
of September 30, 1997


                                         F-1.

                               QUANTUM MAGNETICS, INC.
                             CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)


                                                                                  SEPTEMBER 30,
                                                                            -----------------------       JUNE 30,
                                                                              1995          1996            1997
                                                                           ---------      ---------     -----------
                                  Assets                                                                (UNAUDITED)

Current assets:
 Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . .        $    60       $    107       $    659
 Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . .            501          1,338          1,033
 Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . .            142            113             70
                                                                            --------       --------       --------
 Total current assets                                                            703          1,558          1,762
                                                                            --------       --------       --------
                                                                            --------       --------       --------

Property and equipment, net . . . . . . . . . . . . . . . . . . . . .            202            353            307
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             48            172            327
                                                                            --------       --------       --------
                                                                            $    953       $  2,083       $  2,396
                                                                            --------       --------       --------
                                                                            --------       --------       --------

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
 PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    742       $    106       $    727
  Notes payable, related party. . . . . . . . . . . . . . . . . . . .            275            542              -
  Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . .            283            816            233
  Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . .            759            532            437
  Deferred revenue. . . . . . . . . . . . . . . . . . . . . . . . . .              -            120            307
  Current maturities of obligations under capital leases. . . . . . .              -             43             48
                                                                            --------       --------       --------
 Total current liabilities                                                     2,059          2,159          1,752
                                                                            --------       --------       --------

Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -            552            203
Notes payable, related party. . . . . . . . . . . . . . . . . . . . .            280              -              -
Long-term obligations under capital leases, less current
  portion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             61             46             19
                                                                            --------       --------       --------
                                                                                 341            598            222
                                                                            --------       --------       --------
Mandatorily redeemable convertible preferred stock                                 -          2,500          4,522
                                                                            --------       --------       --------

Commitments and contingencies (Notes 11, 12 and 13)

Shareholders' deficit:
    Series B Convertible Preferred Stock, noncumulative
      without stated value; 711 shares authorized, 711
      shares issued and outstanding at September 30,
      1996 and June 30, 1997. . . . . . . . . . . . . . . . . . . . .              -            533            533
    Common Stock, without stated value; 10,000,
      15,000 and 17,000 shares authorized;  2,357,
      3,272 and 3,343 shares issued and outstanding . . . . . . . . .            136            718          1,031
    Deferred stock compensation expense . . . . . . . . . . . . . . .            -              (29)          (233)
    Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . .         (1,583)        (4,396)        (5,431)
                                                                            --------       --------       --------
        Total shareholders' deficit                                           (1,447)        (3,174)        (4,100)
                                                                            --------       --------       --------
                                                                            $    953       $  2,083       $  2,396
                                                                            --------       --------       --------
                                                                            --------       --------       --------


The accompanying notes are an integral part of these consolidated financial statements.
                                         F-2.

                               QUANTUM MAGNETICS, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  YEAR ENDED                NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                   JUNE 30,
                                                            ------------------------      ------------------------
                                                               1995           1996           1996           1997
                                                            ---------       --------      ---------      ---------
                                                                                                 (UNAUDITED)

Contract Revenues . . . . . . . . . . . . . . . . . .       $   2,739       $   3,213     $   1,964      $   3,085

Cost of contract revenues . . . . . . . . . . . . . .           2,389           2,836         1,737          2,499
                                                            ---------       ---------     ---------      ---------

  Gross profit. . . . . . . . . . . . . . . . . . . .             350             377           227            586
                                                            ---------       ---------     ---------      ---------

Operating expenses:

  Research and development. . . . . . . . . . . . . .             469             838           717            585

  Sales and marketing . . . . . . . . . . . . . . . .             324             824           478            213

  General and administrative. . . . . . . . . . . . .             706           1,307           933            566
                                                            ---------       ---------     ---------      ---------

    Total operating expenses. . . . . . . . . . . . .           1,499           2,969         2,128          1,364
                                                            ---------       ---------     ---------      ---------

Loss from operations. . . . . . . . . . . . . . . . .          (1,149)         (2,592)       (1,901)          (778)

Interest expense, including related party interest
  expense of $31, $47, $36 and $0 . . . . . . . . . .            (126)           (221)          (88)          (257)
                                                            ---------       ---------     ---------      ---------

Net loss. . . . . . . . . . . . . . . . . . . . . . .       $  (1,275)      $  (2,813)    $  (1,989)     $  (1,035)
                                                            ---------       ---------     ---------      ---------
                                                            ---------      ----------     ---------      ---------

Net loss per share (Note 3) . . . . . . . . . . . . .       $   (0.55)      $   (1.00)    $   (0.71)     $   (0.31)
                                                            ---------       ---------     ---------      ---------
                                                            ---------       ---------     ---------      ---------

Weighted average shares outstanding (Note 3). . . . .           2,332           2,826         2,815          3,308


The accompanying notes are an integral part of these consolidated financial statements.


                                         F-3.

                               QUANTUM MAGNETICS, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (IN THOUSANDS)

                                                                       YEAR ENDED                  NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                     JUNE 30,
                                                                -------------------------     --------------------------
                                                                   1995           1996           1996           1997
                                                                -----------    ----------     ----------     ----------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . .  $      (1,275)   $   (2,813)    $   (1,989)    $   (1,035)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization. . . . . . . . . . . . .             34            76             35             80
      Stock compensation expense . . . . . . . . . . . . . .             61           149            147             36
      Amortization of warrant expense. . . . . . . . . . . .             18           148             69            185
      Write-off of purchased in-process research and
        development. . . . . . . . . . . . . . . . . . . . .              -             -              -            230
    Changes in assets and liabilities:
    Accounts receivable. . . . . . . . . . . . . . . . . . .             47          (837)          (131)           305
    Inventories. . . . . . . . . . . . . . . . . . . . . . .           (142)           29           (345)            43
    Other assets . . . . . . . . . . . . . . . . . . . . . .            (29)         (124)           (83)           (80)
    Accounts payable . . . . . . . . . . . . . . . . . . . .            189           533            263           (583)
    Accrued liabilities. . . . . . . . . . . . . . . . . . .            485           (66)          (241)           (95)
    Deferred revenue . . . . . . . . . . . . . . . . . . . .              -           120             16            187
                                                                -----------    ----------     ----------     ----------
      Net cash used in operating activities. . . . . . . . .           (612)       (2,785)        (2,259)          (727)
                                                                -----------    ----------     ----------     ----------
Cash flows from investing activities:
  Acquisitions of property and equipment . . . . . . . . . .            (69)         (168)          (165)             -
                                                                -----------    ----------     ----------     ----------
Cash flows from financing activities:
  Proceeds from debt financing . . . . . . . . . . . . . . .            852           495              -            423
  Repayments of debt financing . . . . . . . . . . . . . . .           (103)          (45)           (45)          (550)
  Repayments of capital lease financing. . . . . . . . . . .            (32)          (31)           (19)           (31)
  Proceeds from exercise of stock options. . . . . . . . . .              -            81              4             17
  Proceeds from issuance of preferred stock. . . . . . . . .              -         2,500          2,500          1,420
                                                                -----------    ----------     ----------     ----------
      Net cash provided by financing activities. . . . . . .            717         3,000          2,440          1,279
                                                                -----------    ----------     ----------     ----------
      Net increase in cash and cash equivalents for the period           36            47             16            552

Cash and cash equivalents at beginning of period . . . . . .             24            60             60            107
                                                                -----------    ----------     ----------     ----------
Cash and cash equivalents at end of period . . . . . . . . .  $          60    $      107     $       76     $      659
                                                                -----------    ----------     ----------     ----------
                                                                -----------    ----------     ----------     ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid. . . . . . . . . . . . . . . . . . . . . . .  $          49    $       54     $       19     $       72

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
  Acquisition of equipment under capital lease . . . . . . .  $          93    $       59     $       59     $        9
  Issuance of Common Stock as compensation . . . . . . . . .  $          61    $      178     $      178     $      240
  Issuance of Preferred Stock upon
    the conversion of debt and accrued interest. . . . . . .  $           -    $      533     $      533     $      602
  Warrants issued in connection with debt financings . . . .  $          53    $      270     $       57     $       56
  Purchase of in-process research and development
      and property and equipment in exchange for
      note payable . . . . . . . . . . . . . . . . . . . . .  $           -    $        -     $        -     $      330
  Sale of equipment in exchange for note receivable. . . . .  $           -    $        -     $        -     $      100


     The accompanying notes are an integral part of these consolidated financial statements.


                                         F-4.

                               QUANTUM MAGNETICS, INC.
                   CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                    (IN THOUSANDS)


                                           SERIES B
                                 CONVERTIBLE PREFERRED STOCK   COMMON STOCK         DEFERRED                    TOTAL
                                 ---------------------------   ------------          STOCK     ACCUMULATED  SHAREHOLDERS'
                                   SHARES      AMOUNT        SHARES     AMOUNT    COMPENSATION   DEFICIT      DEFICIT
                                  --------    --------     --------    --------   ------------  ---------   -------------
Balance at September 30, 1994  .         -    $      -        2,182    $     75     $      -    $   (308)    $   (233)
Stock compensation . . . . . . .         -           -          200          62            -           -           62
Rescinded shares . . . . . . . .         -           -          (25)         (1)           -           -           (1)
Net loss . . . . . . . . . . . .         -           -            -           -            -      (1,275)      (1,275)
                                   -------    --------     --------    --------     --------    --------     --------
Balance at September 30, 1995  .         -           -        2,357         136            -      (1,583)      (1,447)
Stock compensation . . . . . . .         -           -          367         103          (34)          -           69
Amortization of deferred
  stock compensation . . . . . .         -           -            -           -            5           -            5
Stock options exercised. . . . .         -           -           48           6            -           -            6
Fair value of warrants
  issued . . . . . . . . . . . .         -           -            -         323            -           -          323
Shares issued under the
  employee stock purchase plans          -           -          500         150            -           -          150
Series B Convertible Preferred
  Stock issued in exchange for
  bank debt and accrued interest       711         533            -           -            -           -          533
Net loss . . . . . . . . . . . .         -           -            -           -            -      (2,813)      (2,813)
                                   -------    --------     --------    --------     --------    --------     --------
Balance at September 30, 1996  .       711         533        3,272         718          (29)     (4,396)      (3,174)
Stock compensation (unaudited) .         -           -            -         240         (240)          -            -
Amortization of deferred stock
  compensation (unaudited) . . .         -           -            -           -           36           -           36
Fair value of warrants
  issued (unaudited) . . . . . .         -           -            -          56            -           -           56
Stock options exercised
  (unaudited). . . . . . . . . .         -           -           71          17            -           -           17
Net loss (unaudited) . . . . . .         -           -            -           -            -      (1,035)      (1,035)
                                   -------     -------      -------     -------      -------     -------      -------
Balance at June 30, 1997
  (unaudited). . . . . . . . . .       711     $   533        3,343    $  1,031     $   (233)   $ (5,431)    $ (4,100)
                                   -------    --------     --------    --------     --------    --------     --------
                                   -------    --------     --------    --------     --------    --------     --------


     The accompanying notes are an integral part of these consolidated financial statements.


                                         F-5.

                               QUANTUM MAGNETICS, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - GOING CONCERN:

    For the years ended September 30, 1995 and 1996 and for the nine month period ended June 30, 1997, Quantum Magnetics, Inc. (the "Company") incurred negative cash flows from operations of $612,000, $2,785,000 and $727,000, respectively, and incurred net losses of $1,275,000, $2,813,000, and $1,035,000, respectively, resulting in an accumulated deficit of $5,431,000 at June 30, 1997.

    The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. In October 1996 and April 1997, the Company received additional equity funding (Note 8) to be used for working capital purposes and to fund operating activities. In order to continue to fund operating activities, management is seeking additional capital from investors or a strategic partner. If management is unable to obtain such additional capital, it may be required to liquidate assets in satisfaction of liabilities.

NOTE 2 - ORGANIZATION AND DESCRIPTION OF BUSINESS:

    The Company, which was organized in 1987 and began operations in 1988, performs research and development services in the areas of magnetic sensing and detecting technologies on a contract basis, principally to various agencies of the U.S. government. The Company has also developed several aviation security products to the prototype level. These products use advanced technology known as quadrupole resonance to detect explosives and contraband contained in baggage, mail and cargo.

    During fiscal 1996, the Company began marketing its products in Europe through its London based wholly-owned subsidiary, QM Ltd., Inc. However no significant sales have been recorded, and the Company has curtailed efforts to commercially market its products in Europe.

    The Company was an 85%-owned subsidiary of Quantum Design, Inc. ("QD") until April 1994 when additional shares of the Company were issued to outside management and employees of the Company. As of September 30, 1996, the four principal shareholders who own 96% of QD's common stock also own approximately 27% of the outstanding common stock of the Company.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated.

CASH EQUIVALENTS

    The Company considers all liquid investments purchased with an original maturity of three months or less to be cash equivalents.


CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable which are not collateralized. The Company maintains its cash and cash equivalents in high credit quality financial institutions. Most of the Company's accounts


                                         F-6.

receivable are from U.S. government agencies and companies under contract with U.S. government agencies under grants which have received funding approval. To date, the Company has not experienced material losses resulting from uncollectible receivables.

    U.S. government agencies and companies under contract with U.S. government agencies accounted for 84%, 97% and 100% of contract revenues in fiscal 1995 and 1996 and the nine month period ended June 30, 1997, respectively, and 100% of September 30, 1995 and 1996 and June 30, 1997 accounts receivable. There can be no assurance that U.S. government spending on research activities performed by the Company will be continued in the future, or that the Company will be able to find alternate sources of funding for its research activities.

INVENTORIES

    Inventories are stated at the lower of cost (which approximates the first-in, first-out (FIFO) basis) or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Expenditures significantly increasing asset lives are capitalized, while ordinary maintenance and repairs are charged to operations as incurred.

    Depreciation is computed using the straight-line method over the estimated useful lives of the assets, usually five years. Leasehold improvements are amortized using the straight-line method over the lesser of the remaining lease term or useful life of the improvements.

LONG-LIVED ASSETS

    The Company investigates potential impairments of long-lived assets, primarily consisting of patents, when events or changes in circumstances indicate that an asset's carrying value may not be recoverable. An impairment loss is recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the assets. No such losses have been identified by the Company.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of the Company's notes payable and capital lease obligations approximate fair value as the rates of interest for these instruments approximate market rates of interest currently available to the Company for similar instruments. The carrying amounts of the Company's accrued liabilities and its bank line of credit approximate their fair values due to their short-term maturities.

RECOGNITION OF REVENUE

    Contract revenues are derived primarily from the performance of services for various agencies of the U.S. government, through prime government contracts or through subcontracts issued by U.S. government prime contractors. Contracts generally are in the form of reimbursement of costs under cost-plus fixed fee contracts or fixed price contracts which are generally on a best efforts basis. Revenues are generally recognized as costs are incurred and include a portion of the total estimated earnings to be realized based upon the relationship between contract costs incurred to date and total estimated contract costs at completion. Provision is made for any expected losses on contracts by a charge to operations in the period during which the losses are first determined to be probable.


                                         F-7.

RESEARCH AND DEVELOPMENT COSTS

    Company-sponsored research and development costs to develop new concepts and proprietary systems and products including prototypes are charged to operations as incurred.

NET LOSS PER SHARE

    Net loss per share is computed on the basis of the weighted average number of common and common equivalent shares from dilutive convertible preferred stock and stock options outstanding during the period.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL DATA

    The unaudited interim financial statements as of June 30, 1997 and for the nine-month periods ended June 30, 1996 and 1997 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The data disclosed in the notes to the financial statements at such dates and for such periods are unaudited. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any future period.

RECENT ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.123, "Accounting for Stock Based Compensation" ("SFAS 123"). SFAS 123 is effective for transactions entered into in fiscal years beginning after December 15, 1995. This statement establishes a fair value based method of accounting for employee stock-based compensation plans. An entity may continue to apply the intrinsic value method of accounting for such plans, however, it must disclose pro forma net income determined as if the fair value based method has been applied in measuring compensation cost.
The Company will adopt the disclosure method for the year ending September 30, 1997.

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 is effective for the year ending September 30, 1998. Under SFAS 128, primary earnings per share is replaced by basic earnings per share and fully diluted earnings per share is replaced by diluted earnings per share. If the Company had adopted SFAS 128, the Company's basic and diluted loss per share would not have differed materially from the reported amounts in each period presented. The Company will adopt SFAS 128 for the year ending September 30, 1998.

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements for periods ending after December 15, 1997. Reclassification of financial statements for earlier periods for comparative purposes is required. The Company will adopt SFAS 130 for the year ending September 30, 1998.


                                         F-8.

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of An Enterprise and Related Information" ("SFAS 131"). SFAS 131 revises information requirements regarding the reporting of operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company will adopt SFAS 131 for the year ending September 30, 1998.

NOTE 4 - BALANCE SHEET COMPONENTS (IN THOUSANDS):


                                          SEPTEMBER 30,
                                  ---------------------------      JUNE 30,
                                       1995           1996           1997
                                  ---------------------------  ---------------
                                                                  (UNAUDITED)
ACCOUNTS RECEIVABLE:
   Billed                         $         382  $       1,100  $           685
   Unbilled                                 119            238              348
                                  -------------  -------------  ---------------
                                  $         501  $       1,338  $         1,033
                                  -------------  -------------  ---------------
                                  -------------  -------------  ---------------

    Accounts receivable are primarily derived from contracts and subcontracts with various agencies of the U.S. government. Reimbursable costs incurred under U.S. government contracts and subcontracts, including allocated indirect expenses, are subject to audit and adjustment by negotiations between the Company and U.S. government representatives. Contract revenues have been recorded in amounts which are expected to be realized upon final audit.
Unbilled receivables are stated at their estimated realizable value and consist of amounts billed subsequent to the balance sheet date or which are billable upon the occurrence of specified events, as well as contract retentions and unreimbursed costs subject to contract execution or modification. Contract retentions of $36 and $62 at September 30, 1995 and 1996, respectively, are collectible upon contract completion, final customer approval and final indirect rate settlement, and the majority thereof is expected to be collected within one year.

                                          SEPTEMBER 30,
                                   ---------------------------     JUNE 30,
                                       1995           1996           1997
                                   ---------------------------  ---------------
                                                                  (UNAUDITED)
INVENTORIES:
   Raw material                   $          31  $         113  $            70
   Work-in-progress                          38              -                -
   Finished goods                            73              -                -
                                  -------------  -------------  ---------------
                                  $         142  $         113  $            70
                                  -------------  -------------  ---------------
                                  -------------  -------------  ---------------


                                         F-9.

                                       SEPTEMBER 30,
                                    ------------------   JUNE 30,
                                      1995      1996       1997
                                    --------  --------   --------
                                                        (UNAUDITED)
 PROPERTY AND EQUIPMENT:
   Machinery and equipment          $   302   $   475    $   484
   Leasehold improvements                17        71         71
                                    --------  --------   --------
                                        319       546        555
   Less: accumulated depreciation
     and amortization                  (117)     (193)     (248)
                                    --------  --------   --------
                                    $   202   $   353    $   307
                                    --------  --------   --------
                                    --------  --------   --------

    Included in property and equipment is $93 and $127 of assets under capital leases with $4 and $23 of accumulated amortization on September 30, 1995 and 1996, respectively.



                                       SEPTEMBER 30,
                                    ------------------   JUNE 30,
                                      1995      1996       1997
                                    --------  --------   --------
                                                        (UNAUDITED)
 ACCRUED LIABILITIES:
   Accrued employee compensation    $    223  $    252   $    222
   Reserve for losses on contracts        99       124        117
   Customer deposits                     129         -          -
   Accrued interest                       27        28         48
   Other                                 281       128         50
                                    --------  --------   --------
                                    $    759  $    532   $    437
                                    --------  --------   --------
                                    --------  --------   --------

NOTE 5 - NOTES PAYABLE:


                                                                          SEPTEMBER 30,           JUNE 30,
                                                                       1995           1996           1997
                                                                 -------------   ------------   ------------
 Notes payable are summarized as follows (in thousands):                                         (UNAUDITED)

 Revolving credit agreement (the "Line of Credit")
     with a bank that provides up to $500,000, due December
     1997.  The outstanding balance bears interest at the prime
     rate plus 0.5% (8.75% at September 30, 1996)                $           -   $        203   $         203

 Subordinated promissory notes payable (the "Notes
     Payable II") to a third party, due December 1997.  The
     outstanding balance bears interest at 6% payable upon
     maturity                                                                -            200               -

 Subordinated promissory notes payable (the "Notes
     Payable III") to a group of investors, due at the earlier
     of October 1997 or a qualified equity financing.  The
     outstanding balance bears interest at 8% payable upon
     maturity                                                              352            352             352

 Convertible subordinated promissory notes payable to a
     group of investors, due March 1996.  The outstanding
     balance bears interest at 10% payable upon maturity                   425              -               -

 Subordinated promissory note payable to a third party,
     payable quarterly through January 1998.  The outstanding
     balance bears interest at 10% also payable quarterly                    -               -            403

 Less discount attributable to warrants                                    (35)           (97)            (28)
                                                                 -------------   ------------    ------------
                                                                           742            658             930
 Less current portion                                                     (742)          (106)           (727)
                                                                 -------------   ------------    ------------
                                                                 $           -   $        552   $         203
                                                                 -------------   ------------    ------------
                                                                 -------------   ------------    ------------

    The Line of Credit is collateralized by the Company's accounts receivable and inventory and by third party pledge agreements. The Company is able to draw down on the Line of Credit up to the dollar amount of cash pledged with a maximum of $500,000. At September 30, 1996, $212,640 had been pledged by a group of investors. Of this amount, $30,000 was pledged by the directors of the Company. In exchange for the pledged amounts, the group of investors received warrants to purchase shares of Series C Preferred Stock (Note 8). Such value represents a discount to be amortized as a financing cost over the original term of the Line of Credit. The aggregate fair value of warrants, as determined at their grant dates, was $102,000. Amortization of $0, $15,000 and $87,000 was recorded as interest expense for the years ended September 30, 1995 and 1996, and the nine-month period ended June 30, 1997, respectively.

    The Notes Payable II were issued with nondetachable warrants to purchase 108,145 shares of Series A Preferred Stock at a price of $1.50 per share. The warrants were exercisable upon an event of default on the Notes Payable II and were subsequently canceled upon repayment of the Notes Payable II (Note 14).

    The Notes Payable III were issued in August 1995 and were initially due in October 1996. In connection with the Notes Payables III, the holders received warrants to purchase shares of Series A Preferred Stock (Note 8). The aggregate fair value of the warrants was determined to be $53,000. Amortization of the discount of $18,000, $35,000 and $0 was included in interest expense for the years ended September 30, 1995 and September 30, 1996 and the nine-month period ended June 30, 1997, respectively.

    In November 1995, the Notes Payable III were amended and the maturity date extended to October 1997. In connection with this extension, the Company issued warrants to purchase shares of Series A Preferred Stock (Note 8). The aggregate fair value of the warrants was determined to be $19,000. Amortization of the discount of $0, $9,000 and $10,000 was included in interest expense for the years ended September 30, 1995 and 1996 and the nine-month period ended June 30, 1997, respectively.

NOTE 6 - NOTES PAYABLE, RELATED PARTIES:


    Notes payable to related parties consist of the following (in thousands):


                                                                                    SEPTEMBER 30,
                                                                               ------------------------
                                                                                  1995          1996
                                                                               --------      ----------
 Promissory note payable to QD ("Agreement I"), payable in monthly installments of $6,200, including interest at prime plus 2% adjusted periodically through December 1996, with the remaining balance due
     January 1997.  The note is collateralized by substantially all of the
     assets of the Company                                                     $    332      $    287


 Revolving note payable to QD ("Agreement II"), interest only payments made
     until maturity in October 1996, interest accrues at prime plus 1.5%            148           148


 Convertible subordinated promissory notes (the "Notes Payable I") due to certain shareholders of the Company, maturing December 1996.
     Outstanding balance bears interest at 10% payable upon maturity                 75           167

 Less discount attributable to warrants                                               -           (60)
                                                                               --------      ----------

                                                                                    555           542

 Less current portion                                                              (275)         (542)
                                                                               --------      ----------

                                                                               $    280      $      -
                                                                               --------      ----------
                                                                               --------      ----------

    Agreements I and II (collectively, the "Agreements") each contain a right to convert clause allowing QD to convert the outstanding balances of the notes and accrued interest into common stock of the Company at the fair market value of such stock in an event of default, subject to certain restrictions, as defined in the Agreements. The Company must comply with certain covenants which include, but are not limited to, a requirement that the Company maintain a senior liability balance, as defined by the Agreement, excluding debt to QD, of less than $850,000 and a tangible net worth plus subordinated debt balance of not less than negative $650,000. In November 1995, Agreement I was amended and the maturity date extended to January 1997. In exchange for the extension, the

Company issued warrants to purchase shares of Series A Preferred Stock, as described in Note 8. The aggregate fair value of the warrants was determined to be $15,000. Amortization of the discount of $0, $11,000 and $4,000 was included in interest expense for the years ended September 30, 1995 and 1996 and the nine-month period ended June 30, 1997, respectively. In October 1996, the principal and accrued interest of Agreements I and II were converted to 869,036 shares of Series C Preferred Stock (Note 8).

    The Notes Payable I contain an automatic conversion clause whereby, if the Company issues and sells equity securities for gross proceeds of $300,000 or more prior to repayment, the Notes Payable I are automatically converted into the number of shares of such equity security that could be purchased for the principal and accrued interest of the Notes Payable I at the price per share at which such equity security is sold by the Company. In connection with the Notes Payable I, the holders received warrants to purchase shares of Series C Preferred Stock (Note 8). The aggregate fair value of the warrants was determined to be $111,000. Amortization of the discount of $0, $56,000 and $55,000 was included in interest expense for the years ended September 30, 1995 and 1996 and the nine-month period ended June 30, 1997, respectively. Upon consummation of the Series C Preferred Stock offering in October 1996, the principal balance of Notes Payable I and accrued interest thereon aggregating $167,000 were converted into 335,436 shares of Series C Preferred Stock.

NOTE 7 - OTHER RELATED PARTY TRANSACTIONS:

    In fiscal 1995 and 1996, revenues from services performed for QD were $168,000 and $18,000, respectively, and payments to QD for research and development services performed on behalf of the Company were $179,000 and $24,000, respectively. There were no material amounts owed by the Company to QD or amounts owing by QD to the Company at either September 30, 1995 or 1996.

    The Company utilizes computer processing services provided by QD without charge. The value of these services is not considered material and, accordingly, has not been reflected in these consolidated financial statements.


NOTE 8 - MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SERIES A PREFERRED STOCK:

    The Company has authorized 7,911,340 shares of Preferred Stock, no par value, of which 2,000,000, 711,340, 3,500,000 and 1,200,000 have been designated
Series A, B, C and D, respectively (collectively referred to as "Preferred Stock"). The Series A, B and D Preferred Stock is mandatorily redeemable (see "Redemption" below).

    A summary of Mandatorily Redeemable Convertible Preferred Stock activity is as follows (in thousands, except per share amounts):

                                                     Shares      Amount
                                                  ------------ -----------

      Issuance of Mandatorily Redeemable
      Convertible Series
          A Preferred Stock at $1.50 per share           1,667 $     2,500
                                                  ------------ -----------

      Balance at September 30, 1996                      1,667       2,500

      Issuance of Mandatorily Redeemable
      Convertible
          Series C Preferred Stock at $0.50 per
          share (unaudited)                              1,644         822

      Issuance of Mandatorily Redeemable
      Convertible
          Series D Preferred Stock at $1.10 per
          share (unaudited)                              1,091       1,200
                                                  ------------ -----------

      Balance at June 30, 1997 (unaudited)               4,402 $     4,522
                                                  ------------ -----------
                                                  ------------ -----------


    Holders of Preferred Stock have certain rights, preferences and restrictions with respect to dividends, redemption, conversion, liquidation, anti-dilution and voting as set forth in the Amended and Restated Articles of Incorporation, which are summarized below:

DIVIDENDS

    Holders of Series A, B, C and D Preferred Stock are entitled to receive noncumulative, preferential annual dividends when declared of $0.015, $0.0075, $0.005 and $0.011, respectively, per share. Under the California Corporations Code, the Company is legally restricted from distributing dividends because of its accumulated deficit.

REDEMPTION

    At the election of the holders of a majority of the Series D Preferred
Stock voting as a separate class and the holders of a majority of the Series A and C Preferred Stock voting together as a single class, the Company must redeem one-third of the outstanding shares of the respective series of Preferred Stock that are requested to be redeemed by such holders per year beginning January 2001 until all such shares of Preferred Stock are redeemed. The redemption price will be the original issue price plus any declared and unpaid dividends.

CONVERSION

    At the option of the holder, each share of Series A Preferred Stock is convertible into 1.228 shares of common stock and each share of Series B, C and D Preferred Stock is convertible into one share of common stock. Such conversion prices are subject to adjustment to give effect to certain dilutive events that may occur. Conversion occurs automatically for each share of Preferred Stock upon closing of an underwritten public offering with a minimum price per share of $5.00 and aggregate proceeds to the Company of at least $10,000,000.

LIQUIDATION

    In the event of liquidation, acquisition, merger or sale of substantially all of the assets of the Company, holders of Series A, B, C and D Preferred Stock are entitled to a per share distribution in preference to holders of common stock equal to $1.50, $0.75, $1.00 and $1.10 respectively, plus any declared but unpaid dividends. Thereafter, any excess will be distributed pro rata to the common shareholders and the Series A, C and D Preferred shareholders on an if converted basis. In the event funds are insufficient to make a complete distribution to the holders of Preferred Stock, as described above, the remaining assets of the Company will be distributed first to the holders of Series D Preferred Stock, second, to the holders of Series A and C Preferred Stock, and third, to the holders of Series B Preferred Stock.

VOTING

    The holders of each share of Preferred Stock shall have the right to one vote for each share of common stock into which the Preferred Shares could then be converted. The holders of Preferred Stock have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

WARRANTS

    In connection with the Line of Credit (Note 5), the Company issued warrants to purchase 306,640 shares of Series C Preferred Stock at a price of $0.50 per share. The warrants expire in August 2001, and the Company has reserved 309,840 shares of Series C Preferred Stock for issuance upon exercise of these warrants.

    In connection with the Notes Payable I (Note 6), the Company issued warrants to purchase 335,436 shares of Series C Preferred Stock at a price of $0.50 per share. The warrants are exercisable commencing upon the closing of a qualified equity financing and expire in July 2001. At September 30, 1996, the Company has reserved 223,624 shares of Series A Preferred Stock for issuance upon exercise of these warrants.

    In connection with the Notes Payable III (Note 5), the Company issued warrants to purchase 52,800 shares of Series A Preferred Stock at a price of $1.50 per share. The warrants are exercisable on the earlier of a qualified equity financing or October 1997 and expire in August 2000. The Company has reserved 52,800 shares of Series A Preferred Stock for issuance upon exercise of the warrants.

    In connection with the extension of Agreement I (Note 6), the Company issued warrants to purchase 15,333 shares of Series A Preferred Stock at a price of $1.50 per share. The warrants expire in October 2000, and the Company has reserved 15,333 shares of Series A Preferred Stock for issuance upon exercise of these warrants.

    In November 1995, the Company issued a warrant to purchase 22,800 shares of Series A Preferred Stock at a price of $1.50 per share in exchange for services performed by a consultant during the year. The warrant is exercisable and expires on November 27, 2000. The Company has reserved 22, 800 shares of Series A Preferred Stock for issuance upon exercise of the warrant. The fair value of the warrant of $23,000 was charged to operations in the year ended September 30, 1996.

NOTE 9 - INCOME TAXES:

    As a result of the losses generated during fiscal 1995 and 1996, the Company has recorded no provision for income taxes and therefore a reconciliation of the federal statutory rate to the effective rate is not meaningful.

    Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                    SEPTEMBER 30,
                                                   1995         1996
                                               ------------ -----------
      Net operating loss carryforwards         $   483      $ 1,468
      Credit carryforwards                          94          131
      Other                                         67          102
                                               ------------ -----------
      Gross deferred tax assets                    644        1,701
      Deferred tax asset valuation allowance      (644)      (1,701)
                                               ------------ -----------

      Net deferred tax assets                  $     -      $     -
                                               ------------ -----------
                                               ------------ -----------

    The Company provides a valuation allowance for deferred tax assets when it is more likely than not, based upon currently available evidence including its prior history of losses, that some portion or all of the deferred tax assets will not be realized. At September 30, 1996, the Company had federal net operating loss carryforwards of approximately $4,000,000 available to reduce future federal and state taxable income. The Company's net operating loss carryforwards begin to expire in 2005. Utilization of the Company's net operating loss and research and development credit carryforwards is subject to limitations based on ownership changes that have occurred and may be further limited should additional ownership changes occur. The annual limitation may result in the expiration of the net operating loss and credit carryforwards before their utilization.


NOTE 10 - EMPLOYEE BENEFIT PLANS:

401(k) SAVINGS PLAN

    In fiscal 1995, the Company established a contributory 401(k) savings plan covering employees working over 1,000 hours in a plan year after completion of one year of employment. Participants can contribute up to 15% of their compensation and, at the sole discretion of the Board, the Company can contribute up to 5% of the participants' compensation to the 401(k) savings plan. Participants vest in the Company's contributions over six years. The Company contributed $48,000 and $71,000 to this plan in the years ended September 30, 1995 and 1996, respectively.

COMMON STOCK AWARDS

    In November 1995, the Company issued 367,000 shares of Common Stock to its employees at a price of $0.15 per share, for net proceeds aggregating $55,000. The Company recorded compensation expense of $14,000 in connection with this issuance, representing the difference between the deemed fair value of the underlying common stock and the issue price at the date of grant.

STOCK PURCHASE PLANS

    In June 1996, the Company adopted the Employee Stock and the Key Employee Stock Purchase Plans (the "Purchase Plans"), whereby eligible employees and key employees may purchase shares of common stock of the Company, not to exceed 500,000 shares in aggregate. As of September 30, 1996, 500,000 shares were issued under the Purchase Plans for net proceeds of $75,000.

    The Company recorded compensation expense of $75,000 in fiscal 1996 in connection with this issuance, representing the difference between the deemed fair value of the underlying common stock and the issue price at the date of grant.

STOCK OPTION PLAN

    The Company sponsors a Stock Option Plan (the "Plan") that provides for the issuance of incentive and non-qualified stock options to officers and employees. There are 1,000,000 shares of the Company's common stock authorized for issuance under the Plan. The outstanding stock options generally vest over a four year period, are exercisable at a price of $0.04 to $0.15 per share and expire ten years from date of grant. At September 30, 1996, 131,126 shares are exercisable under the Plan.

    A summary of activity under the Plan is as follows (in thousands, except per share amounts):


                                                 EXERCISE       OPTIONS
                                                  PRICE       OUTSTANDING
                                               ------------   -----------
      Outstanding as of September 30, 1994     $                      -
                                                          -

          Granted                                      0.04         344
          Exercised                                       -           -
          Canceled                                     0.04          (4)
                                               ------------   -----------
      Outstanding as of September 30, 1995             0.04         340

          Granted                                      0.15         196
          Exercised                               0.04-0.15         (48)
          Canceled                                0.04-0.15         (24)
                                               ------------   -----------

      Outstanding as of September 30, 1996     $  0.04-0.15         464
                                               ------------   -----------
                                               ------------   -----------


    For the year ended September 30, 1996 and the nine-month period ended June 30, 1997, the Company recorded $34,000 and $240,000, respectively, of deferred stock compensation for the excess of the deemed fair value at the date of grant over the exercise price related to options granted under the Plan from December 1995 to January 1997. Of such amounts, $5,000 and $36,000 were recorded as expense in the year ended September 30, 1996 and the nine-month period ended June 30, 1997, respectively. The remaining $233,000 is being amortized over the remaining vesting period of the related options.

NOTE 11 - LEASES:

    The Company leases office and research and development space under noncancelable operating leases expiring in April 2002 and equipment under noncancelable capital leases expiring through 1999. Future minimum lease payments under noncancelable leases at September 30, 1996 were as follows (in thousands):

                                              CAPITAL    OPERATING
                                               LEASES      LEASES
                                              -------    ---------
      1997                                    $    55    $   235

      1998                                        44        235
      1999                                         7        235

      2000                                         -        235
      2001                                         -        235

      Thereafter                                   -         69
                                              -------    ---------
      Total minimum lease payments               106     $ 1,244
                                                         ---------
                                                         ---------

      Less: amount representing interest         (17)
                                              -------
      Present value of capitalized lease
          obligations                             89

      Less: current portion                      (43)
                                              -------
      Long-term portion of capitalized
      leases                                  $   46
         obligations                          -------
                                              -------


NOTE 12 - LITIGATION:

    The Company is involved in various potential claims which management believes will not have a material adverse effect on the results of operations and liquidity of the Company.

NOTE 13 - LICENSE AGREEMENTS:

    In October 1994, the Company entered into a twelve year license agreement with a third party. As amended in May 1997, the agreement provides the Company with a non-exclusive, irrevocable license to certain in-process detection technology, as well as equipment with a fair value of $100,000 in exchange for a $330,000 note payable due in unequal quarterly payments plus 11% interest. The fair value of the technology license of $230,000 was charged to operations in May 1997.

    In March 1995, the Company executed a ten year exclusive license agreement with a third party. The Company is subject to royalty payments based on a percentage of the net sales price of certain products made, used or sold. Minimum annual royalties of $20,000 are due beginning in calendar year 1997 through the remaining term of the agreement. The Company did not incur royalty expense under this agreement in fiscal 1995 or 1996.

    In June 1995, the Company entered into an exclusive license agreement with a third party. Per the agreement terms, the Company is subject to royalty payments based on a percentage of the net sales price of certain products sold and requires a minimum royalty payment of $25,000 in June 1997 to guarantee continued license exclusivity. The Company has requested an extension in payment terms for this payment but is uncertain whether the request will be granted. Additionally, within the first three years of the agreement, the Company is required to spend a minimum of $300,000 for the development of certain related technology; as of June 30, 1997 the Company has incurred costs of $84,000. The final payment of the license fee was due in June 1996; however, the license was declared non-exclusive and the payment due date was extended until June 30, 1997. The Company has since requested extension of the final payment to September 30, 1997; however, that request has not been granted and the license may be terminated at any time by the third party.

    In recognition of development costs incurred by QD, the Company agreed to pay QD a royalty rate of 4% of net sales of certain products, whether sold by the Company or any licensee, for a period of six years from the effective date of the agreement, April 15, 1994. The agreement also established future minimum royalty payments of $50,000 in fiscal years 1997 and 1998, which will be applied against royalties that may become due to QD in the respective fiscal years.


NOTE 14 - SUBSEQUENT EVENTS:

    In October and December 1996, the Company issued two subordinated promissory notes payable to an investor for $150,000 each. The notes were issued with nondetachable stock purchase warrants to purchase 214,219 shares of Series A Preferred Stock at an exercise price of $1.50 per share. The warrants were exercisable upon an event of default on the notes and were to expire on December 31, 2002. These notes and the Notes Payable II were repaid in May 1997, and the warrants were canceled.

    In January 1997, the Board of Directors approved the issuance of employee incentive stock options to purchase an aggregate of 1,358,212 shares of common stock at an exercise price of price of $0.15 per share. The options vest over a four year period and expire ten years from the date of grant.

    In May 1997, the Company renewed its Line of Credit and the due date was extended to December 1997. In exchange for the extension of the collateral pledged for the Line of Credit, the investors received warrants to purchase 102,211 shares of Series A Preferred Stock at a price of $1.50 per share. The warrants vest ratably through December 31, 1997 and expire in May 2002. The Company has reserved 102,211 shares of Series A Preferred Stock for issuance upon exercise of these warrants. The aggregate fair value of the warrants was determined to be $56,000. Amortization of the discount of $28,000 was included in interest expense for the nine-month period ended June 30, 1997.

    In June 1997, the Company entered into a joint venture to perform research and development related to certain detection technologies. In exchange for a 38% ownership interest in the joint venture, the Company has granted a non-exclusive, royalty free, perpetual, transferable sub-license on certain superconductor technology, has agreed that the joint venture will be the sole source of fabrication and testing products developed by the joint venture, and has agreed to jointly guarantee a $200,000 working capital loan to the joint venture. In connection with the formation of the joint venture, the Company sold equipment to the joint venture in exchange for an eleven year note receivable being interest at 6.7% per annum.

    In July 1997, a Series D Preferred shareholder converted 650,000 shares into 650,000 shares of common stock.

NOTE 15 - MERGER AGREEMENT

    On September 30, 1997 the Company was acquired by and became a wholly-owned subsidiary of InVision Technologies, Inc. ("InVision") in accordance with an Agreement and Plan of Merger and Reorganization (the "Merger"). The Merger was effected through the exchange of common stock based upon an agreed upon exchange ratio. The Merger is intended to qualify as a pooling of interests for financial reporting purposes.

                                    EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------
2.1*          Agreement and Plan of Merger and Reorganization dated as of
              September 3, 1997, among InVision Technologies, Inc., a Delaware corporation, QP Acquisition Corp., a California corporation, and Quantum Magnetics, Inc., a California corporation.

2.2** Form of Agreement of Merger between Quantum Magnetics, Inc. and QP Acquisition Corp.

2.3** Form of Escrow Agreement between the Registrant, Quantum Magnetics, Inc., Randall R. Lunn and the Escrow Agent.

4.1           Reference is made to Exhibits 2.1, 2.2 and 2.3.

23.1          Consent of Price Waterhouse LLP.

99.1* Form of Voting Agreement dated as of September 3, 1997, by and between InVision Technologies, Inc., a Delaware corporation, and each of Techno Venture Management, TVM Techno Venture Enterprises No. II Limited Partnership, TVM Intertech Limited Partnership, TVM Eurotech Limited Partnership, TVM Zweite Beteilgung-US Limited Partnership, TVM Techno Venture Investors No. I Limited Partnership, Lowell Burnett, Randall Lunn, John Downing, Dale Sheets and Andrew Hibbs.

99.2*         Press release announcing the execution of the Reorganization
              Agreement.

99.3 Press release announcing the announcing the consummation of the Merger.

* Previously filed with InVision's Current Report on Form 8-K (File No. 0-28236) dated September 3, 1997 and filed September 10, 1997.

** Previously filed with InVision's Registration Statement on Form S-4 (Registration No. 333-35341) filed September 10, 1997.